Exhibit 10.1
                                PERF GO GREEN INC
                                645 FIFTH AVENUE
                                     8TH FL
                            NEW YORK, NEW YORK 10022




                                                       January 1st, 2008

Mr. Anthony Tracy





Dear Tony;

In furtherance of our recent discussions, I am pleased to present to you the terms and conditions regarding your employment (the "Agreement") by Perf Go Green Inc. (the "Company"), a Delaware corporation that is engaged in the business of selling biodegradable plastics and related materials, products and services targeted to corporate America and beyond (the "Business").

Start Date:         January 1st, 2008

Employment Term:    Subject to earlier  termination as set forth hereafter,  the initial term ("Initial  Term") will be for a period of three
                    (3) years, renewable automatically for additional successive one (1) year periods thereafter ("Renewal Term") unless either party gives written notice to the other to not proceed with such renewal at least thirty (30) days prior to the end of the Initial Term or any Renewal Term.


Title and Duties:   You will be  employed  in the  position  of Chief  Executive
                    Officer,  working  from your home or office  located  in New
                    York City. You will be expected to travel extensively in building the overall business of the Company, including meetings in the Company's New York City headquarters. You will also, if so requested, be expected over time to recruit, train and manage other sales representatives (the
                    "Sales Reps"). Your duties and responsibilities shall be on a full-time basis and shall be subject, at all times, to the direction and control of the Company's CEO and its Board of Directors.

Current Compensation:

                    (a) During the Initial Term and any Renewal Term you will be paid a base salary of $175,000 per year ("Base Salary"), plus a 20% increase for additional year, payable monthly in accordance with the Company's normal payroll practice. In addition to the Base Salary, you will be entitled to receive a bonus of 20% per year to be paid in 12 equal installments (the "Current Bonus"), upon receiving first significant purchase order.


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
                                PERF GO GREEN INC
                                645 FIFTH AVENUE
                                     8TH FL
                            NEW YORK, NEW YORK 10022

                    Any Sales and Override Commissions earned shall be payable ten (10) days following the end of the prior calendar quarter, provided that the Company has received such auction revenue from the client or its agent, as the case may be.

Compensation
Reviews: Base Salary reviews shall be performed annually on each anniversary of your Start Date. Any increases in Base Salary or cash bonuses shall be made in the Company's discretion on the anniversary date, pursuant to both the Company guidelines as they exist from time to time, and the Company's overall financial, as well as your individual, performance. Commission reviews shall be performed on a quarterly basis and/or as new sales personnel are hired by the Company.

Benefits:           You will be entitled to two (2) weeks paid  vacation  during the Initial Term,  and three (3) weeks paid vacation for any
                    Renewal Term.  You will also be entitled to such medical and other insurance, retirement and pension plan eligibility and all other fringe  benefits  which will generally be provided to other  employees  of the  Company  on your  level at some
                    future  time.   Until  the  Company  obtains  group  medical
                    insurance for employees, the Company shall pay for the monthly premiums for your current health care coverage.

Expenses:           You  will  be  reimbursed   monthly   (upon   submission  of
                    appropriate   documentation)  for  all  reasonable  expenses
                    including travel (local and out of town) and entertainment, phone and auto incurred by you in the performance of your employment hereunder. Of which can be directed by you to be paid directly by Company.

Termination:       (a) Your employment  shall terminate upon the first to occur of the following:

                    (1) The expiration of the Initial Term or any Renewal Term specified above.

                    (2) Upon your (i) death or (ii) permanent disability or incapacity.

                    (3) For Cause. The Company shall have the right to terminate your employment upon twenty-four (24) hours' written notice to you For Cause. The grounds for such termination For Cause shall be:

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
                                PERF GO GREEN INC
                                645 FIFTH AVENUE
                                     8TH FL
                            NEW YORK, NEW YORK 10022

                    (i) a material breach of your agreement of employment hereunder, including, but not limited to a violation of any non-competition, non-solicitation or confidentiality provisions hereinafter set forth; or

                    (ii) Your criminal conviction for fraud, embezzlement, bribery, moral turpitude or any felonious offense (other than strictly a motor vehicle matter); or

                    (iii) Your commission of any act of fraud, dishonesty or negligence in connection with the performance of your duties as an employee of the Company; or

                    (b) If you are terminated For Cause, or pursuant to subparagraph (a) (4) above, the Company shall have no further obligations to you following the last date of employment.

Agreement Not
To Compete:         In  consideration  of the above,  you agree that  during the
                    Initial Term or any Renewal Term, and for six (6) months following the expiration of such term or earlier termination of your employment, you shall not either for yourself or on behalf of any other person, partnership, corporation or entity, directly or indirectly or by action in concert with others:

                    (a) interfere with any of the Company's or its affiliates' or its subsidiaries' relationships with, or endeavor to employ or entice away from the Company or its affiliates or its subsidiaries, any person who, at any time on or after the date hereof, is or shall be an employee of the Company or its affiliates or its subsidiaries or under some other contractual relationship with the Company interfere, with or seek to adversely alter the Company's or its affiliates or its subsidiaries' relationship with, solicit or divert any supplier, licensee or distributor of the Company or its affiliates or its subsidiaries; or

                    (b) directly or indirectly engage in or facilitate or support others to engage in the production, sale or distribution of any products or services relating to the Business of the Company in which the Company or any successor thereof (only to the extent of the products and services of the Company immediately prior to the successor succeeding to the Company's business) is then engaged or actively contemplating engaging or any successor thereof anywhere in the United States or any other country in which Company is then conducting its Business or, directly or indirectly, solicit or attempt to solicit for business in a manner which could reasonably be expected to result in a


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
                                PERF GO GREEN INC
                                645 FIFTH AVENUE
                                     8TH FL
                            NEW YORK, NEW YORK 10022

                    detriment, or be directly competitive to the Company or any successor thereof, any suppliers, clients, customers, strategic partners and/or principal stockholders with whom the Company or any successor thereof shall have done business; or

                    (c) seek or obtain employment with, or provide services to, any customer, client, strategic partner and/or principal stockholder of the Company with whom Employee interacted during the Initial Term or any Renewal Term which employment or services could reasonably be expected to be directly competitive to the Company's Business or result in a detriment to the Company.

Property Rights:    With respect to  information,  inventions and discoveries or
                    any  interest  in  any  copyright   and/or   property  right
                    developed, made or conceived of by you, either alone or with others,  at any time during your  employment  by the Company and  whether or not within  working  hours (and  written six
                    months  thereafter)   arising  out  of  such  employment  or
                    pertinent  to any field of  business  or  research in which, during such  employment,  the Company is engaged or (if such
                    is  known  to  or   ascertainable  by  you)  is  considering
                    engaging, you agree:

                    (a) that all such information, inventions and discoveries or any interest in any copyright and/or other property right, whether or not patented or patentable, shall be and remain the exclusive property of the Company;

                    (b) to disclose promptly to an authorized representative of the Company all such information, inventions and discoveries or any copyright and/or other property right and all information in your possession as to possible applications and uses thereof;

                    (c) not to file any patent application relating to any such invention or discovery except with the prior written consent of an authorized officer of the Company (other than yourself);

                    (d) that you hereby waive and release any and all rights you may have in and to such information, inventions and discoveries and hereby assign to the Company and/or its nominees all of your right, title and interest in them and all your right, title and interest in any patent, patent application, copyright or other property right based thereon. You hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as your agent and attorney-in-fact to act for you and in your behalf and stead to execute and file any document and to do all other lawfully permitted acts to further the


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

                                PERF GO GREEN INC
                                645 FIFTH AVENUE
                                     8TH FL
                            NEW YORK, NEW YORK 10022

                    prosecution, issuance and enforcement of any such patent, patent application, copyright or other property right with the same force and effects as if executed and delivered by you; and

                    (e) at the request of the Company, and without expense to you, to execute such documents and perform such other acts as the Company deems necessary or appropriate, for the Company to obtain patents on such inventions in a jurisdictions designated by the Company, and to assign to the Company or its designees such inventions and any and all patent applications and patents relating thereto.

Confidentiality:    With respect to the information,  inventions and discoveries referred  to  above  and  also  with  respect  to all  other information,  whatever  its  nature  and  form  and  whether obtained orally, by observation,  from Graphic Materials (as defined  below) or  otherwise  (except  such as is generally available through publication), obtained by you and relating
                    to  any  invention,   improvement,   enhancement,   product,
                    know-how,  formula, software,  process,  apparatus,  design, drawings,  codes, data printouts,  magnetic tapes and disks,
                    recordings,   marketing   and  sales   programs,   financial
                    projections, concept or other creation, or to any use of any of them, or to materials, tolerances,  specifications, costs
                    (including,   without  limitation,   manufacturing   costs),
                    pricing formulae,  or to any plans of the Company, or to any
                    other  trade  secret  or  proprietary   information  of  the
                    Company, related to the Business and operations of the Company or the Company's customers, strategic alliances, and shareholders, you agree:

                    (a) to hold all such information, inventions and discoveries which have not otherwise become public knowledge in strict confidence and not to publish or otherwise disclose any thereof to any person or entity other than the Company except with the prior written consent of an authorized officer of the Company or as may be required by law;

                    (b) to take all reasonable precautions to assure that all such information, inventions and discoveries are properly protected from access by unauthorized persons;

                    (c) to make no use of nor exploit in any way any such information, invention or discovery except as required in the performance of your employment duties of the Company; and


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
                                PERF GO GREEN INC
                                645 FIFTH AVENUE
                                     8TH FL
                            NEW YORK, NEW YORK 10022

                    (d) upon termination of your employment by the Company, or at any time upon request of the Company, to deliver to it all Graphic Materials (as defined below) and all substances, models, software, prototypes and the like containing or relating to any such information, invention or discovery, all of which Graphic materials (as defined below) and other things shall be and remain the exclusive property of the Company.

                    For purposes of this Agreement, the term "Graphic Materials" includes, without limitation, letters, memoranda, reports, notes, notebooks, books of accounts, drawings, prints, specifications, formulae, software, data printouts, microfilms, magnetic tapes and disks and other documents and recordings, together with all copies, excerpts and summaries, thereof.

Miscellaneous:      We agree that it is our  intention  and  covenant  that your employment and performance thereunder be governed by and construed under the laws of the State of New York concerning contracts to be made and performed wholly within such state, without regard to any conflict of law principles.

                    (a) This letter sets forth the entire agreement regarding your employment and may not be modified or changed except by mutual written agreement. Your obligations hereunder may not be assigned by you.

                    (b) You represent and warrant that the execution, delivery and performance by you of this Agreement and the matters contemplated thereunder does not, and will not, violate, result in a breach of, or constitute a default under any agreement or arrangement to which you are a party. You also represent and warrant that you have had the opportunity to consult with the counsel of your choice in the negotiation and execution of this Agreement.

                    (c) The invalidity of all or any part of any paragraph or subparagraph of this Agreement shall not render invalid the remainder of the Agreement and obligations contemplated hereunder.

                    (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when together, shall constitute one and the same agreement.

                    (e) Any notice given hereunder shall be in writing and either delivered in person, by nationally recognized overnight courier, or be registered or certified first class


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
                                PERF GO GREEN INC
                                645 FIFTH AVENUE
                                     8TH FL
                            NEW YORK, NEW YORK 10022

                    mail, (postage prepaid, addressed) if to the Company at Perf Go Green Inc,645 Fifth Avenue, 8th Fl New York, New York, 10022, and (b) if to the Employee at the address noted above. Notices delivered personally shall be deemed given as of actual receipt; notices sent via facsimile transmission shall be deemed given as of one business day following sender's receipt from sender's facsimile machine of written confirmation of transmission thereof; notices sent by overnight courier shall be deemed as given as of one business day following sending; and notices mailed shall be deemed given as of five business days after proper mailing. Any party may change its address in notice given to the other party in accordance with this Section (e).




If the above meets with your understanding, please countersign this Agreement at the lower left to acknowledge your agreement and acceptance with the terms and conditions outlined above and return a signed copy to me at your earliest convenience. We look forward to a long and mutually rewarding relationship.



                                            Sincerely,

                                            PERF GO GREEN INC.


                                            By:   /s/ Michael Caridi
                                               ---------------------------------
                                                 Michael Caridi, Vice Chairman


ACCEPTED AND AGREED TO
THIS 1st day of January 2008:


By:  /s/ Anthony Tracy
   -----------------------------
         Anthony Tracy


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